UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2013
EL PASO PIPELINE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33825 (Commission File Number)	26-0789784 (I.R.S. Employer Identification No.)

1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

On January 16, 2013, El Paso Pipeline Partners, L.P. issued a press release regarding its financial results for the quarter ended December 31, 2012 and will hold a webcast conference call on January 16, 2013 discussing those results. The press release is furnished as Exhibit 99.1 to this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the press release regarding its financial results furnished as Exhibit 99.1 to this report, El Paso Pipeline Partners, L.P. (“EPB”) announced several upcoming changes in management. Effective March 31, 2013, C. Park Shaper will resign from his positions as president and director of El Paso Pipeline GP Company, L.L.C., the general partner of EPB (the “General Partner”). Mr. Shaper's resignation from the board of the General Partner was not due to any disagreement with EPB. Steven J. Kean, currently executive vice president and chief operating officer and a director of the General Partner, will become president and chief operating officer, effective March 31, 2013. Also effective March 31, 2013, Joseph Listengart, vice president, general counsel and secretary of the General Partner, will step down from his current position and will continue working for the Kinder Morgan companies, assisting as needed on significant transactions and other matters.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits The exhibit set forth below is being furnished pursuant to Item 2.02.

Exhibit Number	Description

99.1	Press release of El Paso Pipeline Partners, L.P. issued January 16, 2013.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C.,
its general partner

Dated: January 16, 2013	By:	/s/ Joseph Listengart
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of El Paso Pipeline Partners, L.P. issued January 16, 2013.

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